SIXTH AMENDMENT TO THE
2018 US GRAPHIC PACKAGING INTERNATIONAL PENSION PLAN
(As Amended and Restated Effective January 1, 2019)
THIS AMENDMENT, to the 2018 US Graphic Packaging International Pension Plan, as amended and restated effective January 1, 2019 (the “Plan”), is made by the Retirement Committee of Graphic Packaging International, LLC (“Retirement Committee”).
W I T N E S S E T H :
WHEREAS, Graphic Packaging International, LLC (the “Company”) maintains the Plan for the benefit of its employees; and
WHEREAS, Section 4.1 of the Plan authorizes the Board of Directors of Graphic Packaging Holding Company (the “Board”) to amend the Plan at any time; and
WHEREAS, the Board has delegated to the Retirement Committee of Graphic Packaging International, LLC (the “Retirement Committee”) the responsibility to make certain amendments to the Plan; and
WHEREAS, the Retirement Committee desires to amend the Plan to provide that Participants whose employment is terminated as a result of the sale of the Company’s Augusta Mill facility to Clearwater Paper Corp. will be fully vested in their retirement benefit.
NOW, THEREFORE, BE IT RESOLVED, effective as April 30, 2024, the Plan is hereby amended to read as follows:
Benefit Schedule A to the 2018 US Graphic Packaging International Pension Subplan is amended by adding the following Section 4.5 to the end thereof:
SECTION 4.5 -- TERMINATION OF EMPLOYMENT
Notwithstanding anything in Section 4.5 to the contrary, a Participant who incurs a Severance from Employment prior to his Early Retirement Date or completing five Years of Vesting Service as a result of the sale of the Company’s Augusta Mill facility shall be entitled to a deferred vested benefit as of the date of his Severance from Employment. A Participant will be considered to have incurred a severance from Employment as a result of the sale of the Augusta Mill facility if (i) he is actively employed at the Augusta Mill facility as of the closing of the sale, or (ii) he is on an approved leave of absence from the Augusta Mill facility as of the closing of the sale.

BE IT FURTHER RESOLVED, that the Retirement Committee has approved this Amendment to the Plan this 30th day of April 2024.
GRAPHIC PACKAGING INTERNATIONAL, LLC RETIREMENT COMMITTEE MEMBERS
By: /s/ Stephen R. Scherger
    Stephen R. Scherger
By: /s/ Elizabeth Spence
Elizabeth Spence

By: /s/ Brad Ankerholz
    Brad Ankerholz
By: /s/ Charles Lischer
    Charles Lischer
By: /s/ Janet Hunt
    Janet Hunt
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SGR/70706565.3